Page 1 of 2 1 For more information contact: Media: Media.Relations@CenterPointEnergy.com Investors: Jackie Richert / Ben Vallejo Phone: 713.207.6500 For Immediate Release CenterPoint Energy Announces Promotion of EVP & CFO Jason P. Wells to President and Chief Operating Officer; Dave Lesar to Continue to Serve as CEO Houston – Nov. 1, 2022 - In conjunction with the CenterPoint Energy Board of Directors' continued focus on a comprehensive and ongoing succession planning process to support the company's long-term growth strategy, the company today announced the promotion of Jason P. Wells, Executive Vice President and Chief Financial Officer, to the role of President and Chief Operating Officer, effective January 1, 2023. Dave Lesar will continue to serve as Chief Executive Officer. The company also announced that it is initiating a public search for a CFO and that Wells will continue to serve in his current capacity until his successor has been appointed. “Driving a robust succession planning and executive development process has been a top priority for our Board of Directors as we continue to execute on the company’s industry-leading growth plan,” said Martin Nesbitt, Independent Chair of the Board. “We know from our extensive shareholder engagement efforts that ensuring a deep leadership pipeline is also an important priority for our shareholders. The selection of Jason Wells for this critical execution-focused role represents the achievement of a significant milestone, and the Board has every confidence in his continued leadership.” Lesar said, “Since my appointment as President and CEO, I have been committed to unlocking the power and potential of our company and refocusing our strategy to take advantage of the inherent long-term growth opportunities for our regulated utilities. With his deep industry experience, operational expertise, financial acumen, and clear strategic vision for establishing the utility of the future, I am confident that Jason is the ideal person with the right skillset and proven track record of leadership for this important President and COO role. I look forward to continuing to work with him and the rest of our excellent executive management team as he moves forward in his new role.” Wells said, “When I joined CenterPoint Energy more than two years ago, I believed that the company’s compelling utility-focused strategy, outstanding regulated assets, attractive opportunities to invest capital across a diversified, premium territory, and its talented workforce would be driving forces in our ability to deliver sustainable value to our stakeholders. Two years later, I believe that we have earned our place amongst the premium utilities in our business. I look forward to collaborating with the Board, Dave, the leadership team, and my colleagues across the enterprise to continue our momentum and execute on our long-term growth strategy.” Wells earned his bachelor's degree and master's degree in accounting, both from the University of Florida. He is a Certified Public Accountant (CPA).

Page 2 of 2 2 For more information contact: Media: Media.Relations@CenterPointEnergy.com Investors: Jackie Richert / Ben Vallejo Phone: 713.207.6500 For Immediate Release Wells is active in the community and serves on the Bauer College Board of the C.T. Bauer College of Business at the University of Houston; the Advisory Board of the Kinder Institute for Urban Research at Rice University; and the Boards of Central Houston, Inc. and M.D. Anderson Cancer Center. Forward Looking Statement: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "target," "will" or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events, such as executive succession planning and timing thereof, CenterPoint Energy’s ability to execute on its long- term strategy, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of disruption to the global supply chain; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; (5) effects of competition; (6) weather variations; (7) changes in business plans; and (8) other factors, risks and uncertainties discussed in CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, CenterPoint Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission. About CenterPoint Energy As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Indiana, Louisiana, Minnesota, Mississippi, Ohio and Texas. As of September 30, 2022, the company owned approximately $35 billion in assets. With approximately 8,900 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com. ###